UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 21, 2025, Protagenic Therapeutics Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on February 21, 2025. At the Company’s Annual Meeting, the Company’s stockholders approved the proposal to approve the repricing of certain outstanding stock options granted (the “Option Grants”) under the Company’s 2006 and 2016 Equity Incentive Plans (the “Plans”) to allow the Board of Directors (the “Board”) to reprice the exercise price of outstanding stock options under the Plans. Pursuant to that authority, on February 21, 2025, the Board repriced the Option Grants. The repriced Option Grants under the 2006 Equity Incentive Plan had original exercise prices ranging from $4.00 to $5.00 per share, and the repriced Option Grants under the 2016 Equity Incentive Plan had original exercise prices ranging from $1.74 to $19.92 per share. All of the Option Grants under the Plans were repriced to have an exercise price of $0.2655 per share, which was the closing price of the Company’s common stock on February 21, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: February 24, 2025	By:	/s/ Alexander K. Arrow, MD
	Name:	Alexander K. Arrow, MD
	Title:	Chief Financial Officer